LIST OF TATONKA ENERGY, INC. SUBSIDIARIES

As of December 31, 1996, Tatonka Energy, Inc. has one wholly-owned subsidiary, to-wit: Crescent Contractors, Inc., a Texas corporation formed on November 6, 1996. [end of exhibit 1]